UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022  (May 10, 2022)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1055 Wilshire Blvd., 12th floor,
Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2022, Mr. Raymond Yu resigned from the boards of directors of RBB Bancorp (“RBB”) and its wholly-owned subsidiary, Royal Business Bank (collectively, the “Company”).  Mr. Yu also resigned his positions on the Company's Director's Loan Committee, Information Technology and Security Committee, Community Reinvestment Act Committee and Audit Committee.  In his letter of resignation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, Mr. Yu cites certain disagreements with respect to the Board’s director independence and potential conflicts of interest determinations, and the Company’s disclosures related to those matters.

RBB’s board of directors (the “Board”) takes Mr. Yu’s accusations very seriously.  As disclosed in RBB’s proxy statement related to its upcoming 2022 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 14, 2022, the Board determined that director Peter Chang and director Chie-Min (Christopher) Koo did not satisfy Board-approved independence standards for service on the Board’s Audit Committee or Nominating and Governance Committee because Messrs. Chang and Koo were involved in a previously-undisclosed outside business venture with Mr. Simon Pang, our Executive Vice President and Chief Strategy Officer.   Such outside business venture did not do any business with the Company.  As such, Messrs. Chang and Koo resigned from these Board committees.  However, the Board determined that Messrs. Chang and Koo satisfied the general director independence standards established by The Nasdaq Stock Market.

Although the Board is not currently aware of any information that would cause the Board to change its general director independence determinations with respect to Messrs. Chang and Koo, the Board, in an abundance of caution, has determined to withdraw such determinations with respect to Messrs. Chang and Koo.  In addition, the Board has resolved to investigate the issues raised in Mr. Yu’s resignation letter in order to determine whether the involved directors may be deemed to be independent.  The Company notes that regardless of the independence of Messrs. Chang and Koo, the Company will continue to meet the independent director requirements under applicable Nasdaq stock market listing rules.

RBB has provided a copy of this Form 8-K to Mr. Yu and the opportunity to respond as to whether he agrees with the statements made in this Form 8-K and if not, the respects in which he does not agree.

The Company regrets Mr. Yu’s decision to leave the Boards at this time. The Company appreciates Mr. Yu’s contributions, commitment and leadership throughout the five years he has served on the Boards.

Item 8.01  Other Events.

As described under Item 5.02 above, RBB is filing this Current Report on Form 8-K to report the resignation of Mr. Raymond Yu from RBB's board of directors, as well as from the board of directors of RBB's wholly-owned subsidiary, Royal Business Bank.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Resignation Letter

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: May 16, 2022	By:	/s/ David Morris
David Morris
Interim President and Chief Executive Officer
Executive Vice President and Chief Financial Officer

3